UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Nightstar Therapeutics plc

(Name of Registrant as Specified In Its Charter)

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On April 9, 2019, Nightstar Therapeutics Plc published the following announcement.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY RESTRICTED JURISDICTION OR ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION

FOR IMMEDIATE RELEASE

9 April 2019

RECOMMENDED ACQUISITION

OF

NIGHTSTAR THERAPEUTICS PLC

BY

TUNGSTEN BIDCO LIMITED

a wholly-owned subsidiary

of BIOGEN SWITZERLAND HOLDINGS GMBH

POSTING OF SCHEME DOCUMENT

On 4 March 2019, the board of Nightstar Therapeutics plc (“Nightstar”) and Biogen Switzerland Holdings GmbH (“Bidder”), a subsidiary of Biogen, Inc., announced that they had reached agreement on the terms of a recommended acquisition whereby the entire issued and to be issued share capital of Nightstar will be acquired by Tungsten Bidco Limited (“Bidco”, a newly-incorporated company and wholly-owned subsidiary of Bidder) (the “Acquisition”). The Acquisition is to be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme”) and is subject to the terms and conditions set out in the scheme document relating to the Acquisition (the “Scheme Document”).

Nightstar is pleased to announce that the Scheme Document is being sent, or made available, to Nightstar Shareholders today. The Scheme Document contains, amongst other things, a letter from the Chairman of Nightstar, the full terms and conditions of the Scheme and the Acquisition, an explanatory statement pursuant to section 897 of the Companies Act 2006, an expected timetable of principal events and details of the actions to be taken by Nightstar Shareholders, together with the Forms of Proxy for the Court Meeting and the General Meeting. The Scheme Document is available on Nightstar’s website at www.nightstartx.com.

Award holders in the Nightstar Share Schemes will be contacted as soon as reasonably practicable regarding the effect of the Scheme on their Awards and with details of Bidder’s proposals about their rights.

Nightstar Shareholder Meetings

As described in the Scheme Document, to become Effective the Scheme will require, among other things, the approval of the Nightstar Scheme Shareholders at the Court Meeting and the passing of the Resolutions by the Nightstar Shareholders at the General Meeting. Both the Court Meeting and the General Meeting will be held at the offices of Nightstar’s solicitor, Skadden, Arps, Slate, Meagher and Flom (UK) LLP at 40 Bank Street, London, E14 5DS on 8 May 2019, with the General Meeting to commence at 10.30 a.m. and the Court Meeting to commence at 10.40 a.m. (or, if later, as soon as the General Meeting has been concluded or adjourned). Notices of the Court Meeting and the General Meeting are set out in the Scheme Document.

Completion of the Acquisition also remains conditional on the satisfaction or waiver of the other Conditions set out in the Scheme Document and the approval of the Court.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of Nightstar Scheme Shareholder opinion. You are, therefore, strongly urged to complete, sign and return your Forms of Proxy, appoint a proxy electronically or submit a proxy vote via CREST as soon as possible.

Timetable

The Scheme Document contains an expected timetable of principal events relating to the Scheme, which is also set out in the Appendix to this announcement. The Acquisition is expected to become Effective during the middle of 2019.

Information for Nightstar Shareholders

For information purposes only, the Scheme Document will also be made available to participants in the Nightstar Share Schemes and persons with information rights.

A Nightstar Shareholder Helpline is available for Nightstar Shareholders on +44 370 703 6033. Lines are open from 8.30 a.m. to 5.30 p.m. (London time) Monday to Friday (except UK public holidays). Calls will be charged at the standard geographic rate and will vary by provider. International calls will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes.

ADS Holders may contact the Nightstar Depositary’s ADS shareholder services at +1 877 248 4237 or MacKenzie Partners, Inc., the proxy solicitor for the Nightstar ADSs, toll-free at +1 800 322 2885 or +1 212 929 5500, and by email at proxy@mackenziepartners.com.

Please note that the Nightstar Shareholder Helpline operators cannot provide advice on the merits of the Scheme nor give financial, tax, investment or legal advice.

All references to time in this announcement are to London time.

Unless otherwise defined herein, capitalised terms and expressions used in this announcement shall have the meanings given to them in the Scheme Document.

Enquiries:

Nightstar

Investor Information	investors@nightstartx.com

Media Enquiries	media@nightstartx.com

Information	info@nightstartx.com

Centerview Partners (Financial adviser to Nightstar)

Alan Hartman	+1 212 380 2665

Andrew Rymer	+1 212 429 2349

James Hartop	+44 (0)20 7409 9730

Finsbury (PR adviser to Nightstar)

Kal Goldberg	+1 646 805 2005

Chris Ryall	+1 646 306 0747

Nicholas Leasure	+1 646 805 2814

Important notices relating to financial advisers

Centerview Partners UK LLP (“Centerview Partners”), which is authorised and regulated by the FCA, is acting exclusively for Nightstar and no one else in connection with the matters referred to in this document. Centerview Partners is not and will not be responsible to anyone other than Nightstar for providing the protections afforded to its clients or for providing advice in connection with the contents of this document or any matter referred to in this announcement.

The City Code on Takeovers and Mergers

The City Code on Takeovers and Mergers does not apply to the Acquisition.

Further information

This announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely in accordance with the Scheme Document, which contains the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. INVESTORS ARE ADVISED TO READ THE SCHEME DOCUMENT, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, CAREFULLY AND IN ITS ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE ACQUISITION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the Scheme Document at the SEC’s website at www.sec.gov, or free of charge from Nightstar at https://www.nightstartx.com or by directing a request to Nightstar at investors@nightstartx.com. Any voting decision or response in relation to the Acquisition should be made solely on the basis of the Scheme Document.

This announcement does not constitute a prospectus or a prospectus equivalent document.

Biogen Inc.(“Biogen”) and Nightstar, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the implementation agreement. Information regarding Nightstar’s directors and executive officers is contained in Nightstar’s Form 20-F for the year ended 31 December 2017, which is filed with the SEC. Information regarding Biogen’s directors and executive officers is contained in Biogen’s Form 10-K for the year ended 31 December 2018 and its proxy statement dated 27 April 2018. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the implementation agreement and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Scheme Document and other relevant materials filed with the SEC.

Overseas shareholders

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or the United States or who are subject to the laws of another jurisdiction to vote their Nightstar Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. This announcement has been prepared for the purpose of complying with English law and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside England.

Copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

If the Acquisition is implemented by way of an Offer, the Offer may not (unless otherwise permitted by applicable law and regulation) be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Nightstar Shareholders in overseas jurisdictions are contained in the Scheme Document.

Notice to U.S. investors in Nightstar

The Acquisition relates to the shares of a U.K. company and is being made by means of a scheme of arrangement provided for under Part 26 of the Companies Act 2006 and subject to the proxy solicitation rules under the U.S. Exchange Act. The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules under the U.S. Exchange Act. If, in the future, Bidder exercises its right to implement the Acquisition by way of an Offer, subject to the terms of the Implementation Agreement, the Acquisition will be made in compliance with applicable U.S. laws and regulations.

It may be difficult for U.S. Nightstar Shareholders and Nightstar ADS Holders to enforce their rights and any claim arising out of the U.S. federal securities laws, because Nightstar is located in a non-U.S. country, and some or all of its officers and directors are residents of a non-U.S. country. U.S. Nightstar Shareholders and Nightstar ADS Holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

U.S. Nightstar Shareholders and Nightstar ADS Holders are urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Acquisition.

Warning Concerning Forward-Looking Statements

All statements included in this Announcement, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 21E of the U.S. Exchange Act, and other securities laws. Whenever Nightstar uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may”, “predict”, “could”, “seek”, “forecast” and negatives or derivatives of these or similar expressions, they are making forward-looking statements. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the Acquisition and the expected time of effectiveness of the Acquisition. These forward-looking statements are based upon Nightstar’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.

Nightstar Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Important risk factors that may cause Nightstar’s actual results to differ materially from their forward-looking statements include, but are not limited to: (1) the Acquisition is subject to the satisfaction or waiver of certain conditions, including the receipt of requisite approvals by Nightstar Shareholders, the sanction of the Scheme by the High Court of Justice in England and Wales, and the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which conditions may not be satisfied or waived; (2) uncertainties as to the timing of the consummation of the Acquisition and the ability of each party to consummate the Acquisition; (3) the risk that the Acquisition disrupts the parties’ current operations or affects their ability to retain or recruit key employees; (4) the possible diversion of management time on Acquisition-related issues; (5) litigation relating to the Acquisition; (6) unexpected costs, charges or expenses resulting from the Acquisition; and (7) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Acquisition.

The information contained in Nightstar’s filings with SEC, including in Nightstar’s Form 10-K for the year ended 31 December 2018, identifies other important factors that could cause actual results to differ materially from those stated in or implied by the forward-looking statements in this announcement. Nightstar’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, Nightstar does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Appendix

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

Event	Time/date(1)

Nightstar ADS Voting Record Time	5.00 p.m. (New York time) on 4 April 2019

Publication of the Scheme Document	9 April 2019

Latest time for receipt of ADS Voting Instruction Cards for the Nightstar Shareholder Meetings	10.00 a.m. (New York time) on 30 April 2019

Latest Time for Nightstar ADS Holders to cancel out of the Nightstar ADS Programme and receive Nightstar Shares ahead of the Scheme Voting Record Time	5.00 p.m. (New York time) on 25 April 2019

Latest time for lodging Forms of Proxy for use at the General Meeting (WHITE Form of Proxy)	10.30 a.m. on 3 May 2019(2)

Latest time for lodging Forms of Proxy for use at the Court Meeting (BLUE Form of Proxy)	10.40 a.m. on 3 May 2019(3)

Scheme Voting Record Time	6.00 p.m. on 3 May 2019(4)

General Meeting	10.30 a.m. on 8 May 2019

Court Meeting	10.40 a.m. on 8 May 2019(5)

The expected date of the Court Hearing to sanction the Scheme and each of the other dates and times set out below will depend, among other things, on the date on which the conditions to the Scheme and the Acquisition are satisfied or, if capable of waiver, waived. They are accordingly presented as indicative and referable to the date on which those conditions are satisfied or waived (as the case may be). Further details of the conditions are set out in Part III (Conditions to and Further Terms of the Scheme and the Acquisition) of the Scheme Document.

Nightstar will give notice of each of the below dates and times, when known, by issuing an announcement through GlobeNewswire or another national news wire service and by making such announcement available on Nightstar’s website https://ir.nightstartx.com. Further updates or changes to other times or dates indicated below shall be notified in the same manner.

Latest Time for Nightstar ADS Holders to cancel out of the Nightstar ADS Programme and receive Nightstar Shares ahead of the Scheme Record Time	5.00 p.m. (New York time) on D – 4 Business Days

Last day of trading in Nightstar ADSs on Nasdaq	D(6)

Court Hearing to sanction the Scheme	D

Scheme Record Time	6.00 p.m. on D

Effective Date of the Scheme	D+1 Business Day(7)

Suspension of trading in Nightstar ADSs on Nasdaq	by 8.00 a.m. (New York time) on D+2 Business Days(7)

Cancellation of listing of Nightstar ADSs on Nasdaq	D+11 days

Despatch of cheques and crediting of CREST for Consideration due under the Scheme	as soon as practicable after the Effective Date and in any event within 14 days of the Effective Date

Long Stop Date	4 September 2019(8)

The General Meeting and the Court Meeting will each be held at the offices of Nightstar’s solicitors, Skadden, at 40 Bank Street, London E14 5DS, at 10.30 a.m. and 10.40 a.m., respectively, on 8 May 2019.

(1)

These times and dates are indicative only and will depend, amongst other things, on the dates upon which: (i) the Conditions are satisfied or (where applicable) waived; (ii) the Court sanctions the Scheme; and (iii) a copy of the Court Order is delivered to the Registrar of Companies. Nightstar will give notice of any change(s) by issuing an announcement through GlobeNewswire or other national news wire service.

(2)

White Forms of Proxy for the General Meeting must be lodged not later than 10.30 a.m. on 3 May 2019 in order to be valid or, if the General Meeting is adjourned, not later than 48 hours before the time appointed for the holding of the adjourned meeting. White Forms of Proxy cannot be handed to the Chairman of the General Meeting at that meeting.

(3)

It is requested that blue Forms of Proxy for the Court Meeting be lodged not later than 10.40 a.m. on 3 May 2019 or, if the Court Meeting is adjourned, not later than 48 hours before the time appointed for the holding of the adjourned meeting. However, blue Forms of Proxy not so lodged may be handed to the Chairman of the Court Meeting before the start of the Court Meeting.

(4)

If either of the Nightstar Shareholder Meetings is adjourned, the Scheme Voting Record Time for the relevant adjourned meeting will be 6.00 p.m. on the date 48 hours (excluding any part of a day that is not a working day) before the date set for the adjourned meeting.

(5)	To commence at 10.40 a.m. or, if later, immediately after the conclusion or adjournment of the General Meeting.

(6)	A date expected to be mid-year 2019, and no earlier than 7 June 2019, subject to obtaining Clearances.

(7)

These dates depend, among other things, on the date upon which the Court sanctions the Scheme and the date which the Court Order sanctioning the Scheme is delivered to and, if ordered by the Court, registered by, the Registrar of Companies.

(8)	This date may be extended to such date as Nightstar, Bidco and Bidder may agree and the Court (if required) may allow.

All references in this timetable to times are to times in London (unless otherwise stated).